Exhibit
99.CODEETH

FINANCIAL OFFICER CODE OF
ETHICS

1.

Introduction

The
reputation
and
integrity
of
Fundrise
Growth
Tech
Fund,
LLC
(the
“Fund”)
are
valuable
assets that are vital to the Fund’s success. The Fund has adopted this Code of Ethics (the “Code”) to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder. This Code is in addition to, not in replacement of,
the
Code
of
Ethics
adopted
by
the
Fund
for
access
persons
pursuant
to
Rule
17j-1 under the Investment Company Act of 1940 (the “1940 Act”).
The
Fund
requires
its
Principal
Executive
Officer,
Principal
Financial/Accounting
Officer,
or
other Fund
officers
performing
similar
functions
(collectively,
the
“Principal
Officers”)
to
maintain
the highest ethical and legal standards while performing their duties and responsibilities to the Fund, with particular
emphasis
on
those
duties
that
relate
to
the
preparation
and
reporting
of
the
financial information of the Fund. The principles and responsibilities below shall govern the professional conduct of the Principal Officers:
2.

Honest
and
Ethical
Conduct

The Principal Officers shall act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships, and shall report any material transaction or relationship that
reasonably
could
be
expected
to
give
rise
to
such
conflict
between
their
interests and
those
of
the
Fund
to
the
Audit
Committee
of
the
Board
of
Directors
of
the
Fund
(the
“Board”) or
to
the
full
Board
and,
in
addition,
to
any
other
appropriate
person
or
entity
that
may
reasonably be expected to deal with any conflict of interest in a timely and expeditious manner.

The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing their independent judgment to be subordinated or compromised.

3.

Financial
Records
and
Reporting

The Principal Officers shall provide full, fair, accurate, timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the SEC or other applicable body by
the
Fund,
or
that
is
otherwise
publicly
disclosed
or
communicated.
The
Principal
Officers shall comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information except when authorized or legally obligated to disclose. The Principal Officers will not use confidential information acquired in the course of their duties as Principal Officers.
The Principal Officers shall share knowledge and maintain skills important and relevant to the Fund’s needs; shall proactively promote
ethical behavior
of the
Fund’s officers
and with
industry
peers
and
associates;
and
shall
maintain
control
over
and
responsibly
manage
assets
and
resources employed or entrusted to them by the Fund.

4.

Compliance
with
this
Code
of
Ethics
The Principal Officers shall promptly report any violations of this Code to the Fund’s Chief Compliance
Officer
(the
“CCO”),
the
Audit
Committee
of
the
Board
or
the
full
Board
and
shall
be held
accountable
for
strict
adherence
to
this
Code.
A
proven
failure
to
uphold
the
standards
stated herein shall be grounds for such sanctions as shall be reasonably imposed by the Board.
Principal
Officers
who
report
violations
or
suspected
violations
in
good
faith
will
not
be
subject
to retaliation
of
any
kind.
Reported
violations
will
be
investigated
and
addressed
promptly
and
will be treated confidentially to the extent possible.

5.

Amendment
and
Waiver
This Code may only be amended or modified by approval of the Board. Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of
any
provision
of
this
Code
of
Ethics,
shall
be
communicated
publicly
in
accordance with Item 2 of Form N-CSR under the 1940 Act.

6.

Questions
about
the
Code

The
Board
has
designated
the
CCO
to
implement
and
administer
this
Code.
Any
questions
about this Code should be directed to the CCO.